Exhibit 1A-2A

A set of formal documents filed with the Secretary of State to legally document the creation of a new business entity.

STATE *of* DELAWARE
CERTIFICATE *of* FORMATION
A LIMITED LIABILITY COMPANY

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:17 PM 03/30/2023
FILED 04:17 PM 03/30/2023
SR 20231230571 - File Number 7382009

ARTICLE I.

The name of this limited liability company is ARK MULTIFAMILY REIT LLC.

ARTICLE II.

Its registered office in the State of Delaware is to be located at 254 Chapman Rd, Ste 209, Newark DE 19702. The registered agent in charge thereof is REPUBLIC REGISTERED AGENT LLC.

ARTICLE III.

The period of duration of the limited liability company shall be perpetual.

ARTICLE IV.

The purpose of the limited liability company is to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Limited Liability Company Act.

I, the undersigned, for the purpose of forming a limited liability company under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand and executed this Certificate of Formation on the date below.

Dated: March 30, 2023

Lovette Dobson

Lovette Dobson, Organizer

A document signed by the Organizer which identifies the initial members of the Limited Liability Company.

STATE *of* DELAWARE
STATEMENT *and* RESIGNATION *of the* ORGANIZER
A LIMITED LIABILITY COMPANY

The undersigned, the Organizer of **ARK MULTIFAMILY REIT LLC**, who signed and filed its Articles of Organization (or similar organizing document) with the Delaware Secretary of State (or other appropriate state office), appoints the following individuals to serve as members of the limited liability company:

Name and address of each initial member:

MO KARNEY
254 CHAPMAN RD, STE 208 #11556
NEWARK, DE 19702

Additionally, the undersigned does hereby tender his/her resignation as Organizer for the LLC, and from any and all involvement with, control of, or authority over the LLC, real or perceived, effective immediately.

Dated: April 3rd, 2023

Lovette Dobson, Organizer

A nine-digit number that is assigned by the IRS and used to identify taxpayers in a business entity.

DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE CINCINNATI OH 45999-0023 Date of this notice: 04-03-2023 Employer Identification Number: 92-3275998 Form: SS-4 Number of this notice: CP 575 G ARK MULTIFAMILY REIT LLC AMOGH KARNEY SOLE MBR 254 CHAPMAN RD STE 208 11556 For assistance you may call us at: NEWARK, DE 19702 1-800-829-4933 IF YOU WRITE, ATTACH THE STUB AT THE END OF THIS NOTICE. WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 92-3275998. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records. Taxpayers request an EIN for their business. Some taxpayers receive CP575 notices when another person has stolen their identity and are opening a business using their information. If you did not apply for this EIN, please contact us at the phone number or address listed on the top of this notice. When filing tax documents, making payments, or replying to any related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear-off stub and return it to us. A limited liability company (LLC) may file Form 8832, Entity Classification Election, and elect to be classified as an association taxable as a corporation. If the LLC is eligible to be treated as a corporation that meets certain tests and it will be electing S corporation status, it must timely file Form 2553, Election by a Small Business Corporation. The LLC will be treated as a corporation as of the effective date of the S corporation election and does not need to file Form 8832. To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-829-4059) or visit your local IRS office.

(IRS USE ONLY) 575G 04-03-2023 ARKM O 9999999999 SS-4

IMPORTANT REMINDERS:

* Keep a copy of this notice in your permanent records. This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you. You may give a copy of this document to anyone asking for proof of your EIN.

* Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.

* Refer to this EIN on your tax-related correspondence and documents.

* Provide future officers of your organization with a copy of this notice.

Your name control associated with this EIN is ARKM. You will need to provide this information along with your EIN, if you file your returns electronically.

Safeguard your EIN by referring to Publication 4557, Safeguarding Taxpayer Data: A Guide for Your Business.

You can get any of the forms or publications mentioned in this letter by visiting our website at www.irs.gov/forms-pubs or by calling 800-TAX-FORM (800-829-3676).

If you have questions about your EIN, you can contact us at the phone number or address listed at the top of this notice. If you write, please tear off the stub at the bottom of this notice and include it with your letter.

Thank you for your cooperation.

Keep this part for your records. CP 575 G (Rev. 7-2007)

Return this part with any correspondence so we may identify your account. Please correct any errors in your name or address.

CP 575 G

9999999999

Your Telephone Number	Best Time to Call	DATE OF THIS NOTICE: 04-03-2023
( ) -		EMPLOYER IDENTIFICATION NUMBER: 92-3275998
____________________	________________	FORM: SS-4 NOBOD

INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

ARK MULTIFAMILY REIT LLC
AMOGH KARNEY SOLE MBR
254 CHAPMAN RD STE 208 11556
NEWARK, DE 19702